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                                                              EXHIBIT 99(h)


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                                                                   Exhibit 99(h)



                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

BankBoston Corporation

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of BankBoston Corporation ("BankBoston") and Fleet Financial Group, Inc. ("Fleet"), relating to the proposed merger of BankBoston with and into Fleet, of our opinion letter to the Board of Directors of BankBoston in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,


                                           MORGAN STANLEY & CO. INCORPORATED



                                           By: /s/ Stephen S. Crawford
                                               --------------------------------
                                               Stephen S. Crawford
                                               Managing Director

July 8, 1999